As filed with the Securities and Exchange Commission on October 6, 2010
Registration No. 333-167634

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Charter Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Federal	6712	58-2659667
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1233 O.G. Skinner Drive
West Point, Georgia 31833
(706) 645-1391
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Mr. Robert L. Johnson
President and Chief Executive Officer
1233 O.G. Skinner Drive
West Point, Georgia 31833
(706) 645-1391
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)

Copies to:
Eric Luse, Esq.
Robert B. Pomerenk, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W., Suite 780
Washington, D.C. 20015
(202) 274-2000

Sale to the Public Concluded on September 29, 2010

This Post-Effective Amendment No. 1 is filed to deregister $28,483,747 of shares of the $0.01 par value common stock (the “Common Stock”) of Charter Financial Corporation (the “Company”), heretofore registered and offered pursuant to the terms of the Prospectus dated August 12, 2010, and the Prospectus Supplements dated September 16, 2010 and September 24, 2010 (collectively, the “Prospectus”).  The remaining $34,232,000 of shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus.  The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Point, State of Georgia on October 6, 2010.

CHARTER FINANCIAL CORPORATION
By:	/s/ Robert L. Johnson
Robert L. Johnson
President and Chief Executive Officer
(Duly Authorized Representative)